Exhibit 10.8

FIRST AMENDMENT TO

THE AGREEMENT OF PURCHASE AND SALE

(Brookshire-155 acres)

THIS FIRST AMENDMENT (this “Amendment”) is entered into effective as of the May 13, 2022 (the “Effective Date”), by and between ROSEBROOK HOLDINGS, LLC, a Texas limited liability company, as Seller (“Seller”) and MAPLE DEVELOPMENT GROUP, LLC, a Texas limited liability company, as Purchaser (“Purchaser”).

RECITALS

A. Seller and Buyer are parties to that certain Agreement for Purchase and dated effective January 12, 2022, for the purchase and sale of approximately 155 acres in Waller County, Texas (the “Agreement”); and

B. Buyer and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

AGREEMENT

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

2. Feasibility Period. The Feasibility Period, defined in Section 1.5 of the Agreement is modified and extended to 5:00 PM on June 13, 2022.

3. Closing. The closing shall be no later than July. 13, 2022.

4. Documents. In the event Purchaser terminates this Agreement, for any reason whatsoever, or at any time, Purchaser shall deliver to Seller the following documents:

5. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

6. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:	PURCHASER:

ROSEBROOK HOLDINGS, LLC	MAPLE DEVELOPMENT GROUP, LLC
a Texas limited liability company	a Texas limited liability company

By:	/s/ Pankaj H. Patel	By:	/s/ Itiel Kaplan
	Pankaj H. Patel, Manager		Itiel Kaplan, Manager

5/13/2022